EXHIBIT 5.1

                           OPINION OF KRISTIN M. CANO
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LAW OFFICE OF KRISTIN M. CANO,
ONE CORPORATE PLAZA, SUITE 110
NEWPORT BEACH, CA 92660
TELEPHONE:       (949) 759-1505
FACSIMILE:       (949) 640-9535



May 10, 2000

Acubid.com, Inc.
1947 Camino Vida Roble, Suite 102
Carlsbad, California 92008


                     Re: Registration Statement on Form S-8

Ladies & Gentlemen:

        Acubid.com, Inc., a Delaware corporation (the "Company"), proposes to issue under a Form S-8 Registration Statement (the "Registration Statement") up to 25,000 shares of Common Stock (the "Shares"), pursuant to a Consulting Agreement with Joe Morgan. You have requested our opinion with respect to the shares of common stock, par value $0.001, included in the Form S-8 registration filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        In rendering the following opinion, we have examined and relied only upon the documents, certificates of officers of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

1.      Certificate of Incorporation of the Company, as amended to date;

2.      By-Laws of the Company, as amended to date;

3. Resolutions adopted by the Board of Directors of the Company authorizing the Agreements and the issuance of the Shares;

4. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and incorporated therein by reference and form of prospectus contained therein including all documents incorporated therein by reference; and

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5.      The Consulting Agreement.

        We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

        Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock being registered in the Form S-8 when issued under the Form S-8 and the Professional Services Agreements, subject to effectiveness of the Registration Statement and compliance with applicable Blue Sky laws, and subject to the proper execution and delivery of stock certificates evidencing the Shares, when issued and delivered against payment therefor in accordance with the terms of the Agreement, and as set forth in the Registration Statement, will constitute legally issued, fully paid and non-assessable shares of common stock of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; and to the filing of this opinion in connection with such filings of applications as maybe necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction although we express no opinion as to state securities laws herein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        The opinions set forth herein are based upon the federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

        The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                               Very truly yours,


                                               \s\ Kristin M. Cano
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                                               Law Office of Kristin M. Cano